Exhibit 10.31
AMENDMENT N° 8 TO THE
AIRCRAFT PURCHASE AGREEMENT
This Amendment N°8 (“Amendment N°8”) dated December 16, 2009 is made between
AIRBUS S.A.S., a société par actions simplifiée, created and existing under French law having its registered office at 1 rond-point Maurice Bellonte, 31707 Blagnac-Cedex, France and registered with the Toulouse Registre du Commerce under number RCS Toulouse 383 474 814 (the “Seller”),
and
AYR FREIGHTER LLC, a limited liability company organized and existing under the laws of the State of Delaware (hereinafter referred to as the “Buyer”),
WHEREAS:
A)	the Buyer and the Seller have entered into a purchase agreement dated June 20th, 2007 which covers the manufacture and the sale by the Seller and the purchase by the Buyer of fifteen (15) A330-200 Freighter aircraft (the “Freighter Aircraft”) (the “Purchase Agreement”),

V)	the parties amended the Agreement to incorporate the new Pratt and Whitney 4170 Propulsion Systems as set out in the amendment to the Agreement (as defined below) dated as of November 6th 2007 (“Amendment Nº 1”).

W)	the parties amended the Agreement to (i) convert five (5) Freighter Aircraft into A330-200 Airbus aircraft type (the “A330-200 Aircraft”), (ii) to modify certain Scheduled Delivery Months of the Freighter Aircraft, and (iii) to cancel three (3) Freighter Aircraft as set as set out in the amendment to the Agreement dated July 31st 2008 (“Amendment Nº 2”).

X)	the parties amended the Agreement to modify the Scheduled Delivery Month for certain Aircraft as set out in amendment to the Agreement dated September 30th 2008 (“Amendment Nº 3”).

Y)	the parties amended the Agreement to, amongst other things, modify the Scheduled Delivery Month for certain Aircraft, as set out in the amendment to the Agreement dated February 24th 2009 (“Amendment Nº 4”).

Z)	the parties amended the Agreement to provide for the terms under which the Buyer engaged in a purchase and lease back transaction, as set out in the amendment to the Agreement dated April 17th 2009 (“Amendment Nº5”).

AA)	the parties amended the Agreement to modify the Scheduled Delivery Month for Aircraft with rank 4 and to modify the Conversion Notice deadline for certain Aircraft, as set out in the amendment to the Agreement dated July 28th 2009 (“Amendment Nº6”).
Amendment No. 8 — AYR Freighter LLC and Airbus S.A.S.

BB)	the parties amended the Agreement to provide for the terms under with the Buyer shall engage in a purchase and lease back transaction involving an aircraft which is the subject of a purchase agreement between the Seller and another customer, as set out in the amendment to the Agreement dated October 2, 2009 (“Amendment Nº7”).

CC)	the Buyer exercised its right under the Agreement to convert the A330-200 Freighter Aircraft with ranks 9, 10, 11 and 12 to A330-200 Aircraft by written notice received by the Seller on October 27, 2009.

DD)	the Buyer has reached an agreement to lease six (6) Aircraft (the “SAA Aircraft”) to SOUTH AFRICAN AIRWAYS (PRORIETARY) LIMITED, a Republic of South Africa corporation whose address and principal place of business is at Airways Park, Private Bag X13, Johannesburg International Airport, South Africa 1627 (“SAA”) on the terms contained in the lease agreements dated as of December , 2009 (the “Leases”);
The Purchase Agreement together with the Amendment N°1, Amendment N°2, Amendment N°3, Amendment N°4, Amendment Nº 5, Amendment Nº6 and/or Amendment Nº7 shall be referred to as the “Agreement”
Whereas the parties hereby agree to enter into the Amendment N°8 in order to, amongst other things, modify the Scheduled Delivery Month for certain Aircraft.
In this Amendment N°8, capitalised terms (other than as defined herein) used shall have the meaning ascribed to them in the Agreement.
THEREFORE, IT IS AGREED:
1.	Schedule 1 to the Agreement Delivery Schedule

1.1	At request of the Buyer, the parties hereby agree that the SAA Aircraft with rank 2 scheduled for Delivery in either March, April or May 2012 (CAC ID 264218), rank 7 scheduled for Delivery in May 2011 (CAC ID 264224), rank 9 scheduled for Delivery in October 2011 (CAC ID 264227) and rank 10) scheduled for Delivery in November 2011(CAC ID 264228, are hereby rescheduled to respectively February 2011, July 2011, September 2011 and December 2011 (the “SAA Rescheduled Aircraft”). For clarity, it is hereby understood that the Scheduled Delivery Month of the SAA Aircraft with rank 5 (CAC ID 264222) and rank 6 (CAC ID 264223) shall remain unchanged, meaning April and May 2011 respectively.

1.3	The parties agree that by virtue of the amendments described in Clause 1.1 herein, Clause 3 of Schedule 1 of the Agreement, as has been amended from time to time, shall be deleted in its entirety and replaced by the following:
Amendment No. 8 — AYR Freighter LLC and Airbus S.A.S.

QUOTE
               Clause 3. Delivery Schedule

Aircraft			Scheduled Delivery
CAC ID	Rank	Aircraft type	Month
264217	1	A330-200 Freighter Aircraft	August 2010
264219	3	A330-200 Freighter Aircraft	October 2010
264218	2	A330-200 Aircraft	February 2011
264220	4	A330-200 Freighter Aircraft	July 2011
264222	5	A330-200 Aircraft	April 2011
264223	6	A330-200 Aircraft	May 2011
264224	7	A330-200 Aircraft	July 2011
264227	9	A330-200 Aircraft	September 2011
264228	10	A330-200 Aircraft	December 2011
264230	11	A330-200 Aircraft	April 2012
UNQUOTE
2.	Specification matters

2.1	The parties acknowledge that the conversion rights to A330-300 Aircraft as set out in the Letter Agreement Nº11 Revision 1 to the Agreement, are no longer applicable for the SAA Aircraft, and that such SAA Aircraft shall be delivered as A330-200 Aircraft.

2.2	For the purposed of Clause 2.2.2 of the Agreement, as amended from time to time, the Buyer hereby irrevocably confirms that each of the SAA Aircraft shall be delivered with Rolls Royce Trent 772B Series Propulsion Systems.

2.3	The parties hereby agree that the SAA Aircraft, except as otherwise agreed in writing by the Parties, shall be built and delivered according to the technical cabin specification with LOPA drawing number 330-25.30653, included as Exhibit 1 hereto. Any request by the Buyer for a change to such technical specification with respect to the SAA Aircraft, shall require prior written agreement by the Seller to confirm its feasibility, including but not limited to the BFE supply compliance with the Seller’s industrial constraints.

2.4	Without prejudice to other provisions of Clause 18 of the Agreement, the parties hereby agree that the Delivery of the SAA Aircraft with rank 2 (CAC ID 264218), rank 5 (CAC ID 264222) and
Amendment No. 8 — AYR Freighter LLC and Airbus S.A.S.

rank 6 (CAC ID 264223) in the respective Scheduled Delivery Months of February, April and May 2011, is subject to such SAA Aircraft being equipped with the following BFE:

Business Class seats:	Majesty Sicma Aero Seat
Economy Class seats:	Model 5750 Weber Aircraft
In-flight Entertainment system:	Thales i5000
Galleys:	AIM Aviation
3.	Predelivery Payments

3.1	The Buyer will make Predelivery Payments with respect to the SAA Rescheduled Aircraft pursuant to Clause 5 of the Agreement based on the revised Scheduled Delivery Months, except as provided for in Paragraph 3.2 below.

3.2	Subject to the provisions of Paragraph 3.3 below, any Predelivery Payments with respect to the SAA Rescheduled Aircraft falling due prior to the date hereof by virtue of the rescheduling contemplated herein (the “Due PDP”), but not paid by the Buyer prior to the date hereof, shall be paid within 5 Business Days after signature hereof.

3.3	The parties agree that the Seller shall retain excess Predelivery Payments resulting from the rescheduling pursuant to Paragraph 1.1 above without interest accruing to the Buyer (the “Retained PDP”). The Seller agrees to apply an amount equal to the Retained PDP towards the Due PDP, as defined in Paragraph 3.2 above. Any remaining excess of the Retained PDP shall be applied towards subsequent Predelivery Payment(s) due from the Buyer to the Seller, pursuant to the Agreement, until the Retained PDP is reduced to an amount equal to zero.

4.	Aircraft Conversion new Scheduled Delivery Month.

The parties agree that for the purpose of Clause 3 of Letter Agreement Nº11 Revision 1, as amended by Amendment Nº2 and Amendment Nº3 to the Agreement, the Scheduled Delivery Month after conversion of the Converted Aircraft with ranks 9, 10, 11 and 12, shall be the one reflected in Clause 3 of Schedule 1 of the Agreement, as amended by Clause 1.2 herein.

5.	Miscellaneous

5.1	The Agreement, its Exhibits, its Letter Agreements and Amendment N°8, contain the entire agreement in relation to their subject matter between the parties and supersede any previous understandings, commitments and/or representations whatsoever oral or written to the extent it relates to the subject matter hereof.

5.2	In the event of any inconsistencies between the terms of the Agreement, including its Exhibits and Letter Agreements and this Amendment N°8, Amendment N°8 shall prevail to the extent of such inconsistency.

5.3	The Agreement including its Exhibits and Letter Agreements shall be deemed amended and supplemented to the extent herein provided and as so amended and supplemented shall remain in full force and effect.
Amendment No. 8 — AYR Freighter LLC and Airbus S.A.S.

5.4	This Amendment N° 8 shall not be modified or varied except by an instrument in writing executed by both parties or by their duly authorised representatives.

5.5	Clauses 22.2 (Notices), 22.3 (Waiver), 22.6 (Interpretation and Law) 22.4 (International Supply Contract), 22.13 (Language), 22.15 (Counterparts) and 22.9 (Confidentiality) of the Agreement shall apply to this Amendment N°8 mutatis mutandis as if set out in full herein.

5.6	The parties hereby agree that the present Amendment N°8 shall enter into full force and effect from the date mentioned here above.
If the foregoing correctly sets forth our understanding, please execute two (2) originals in the space provided below and return one (1) original of this Amendment Nº8 to the Seller.

Agreed and Accepted		Agreed and Accepted
For and on behalf of		For and on behalf of
AYR FREIGHTER LLC		AIRBUS S.A.S.

BY:	/s/ David Walton	BY:	/s/ Christophe Mourey

	ITS: Manager		ITS:Senior Vice President Contracts
	DATE: Dec. 16, 2009		DATE: 16/12/2009
Amendment No. 8 — AYR Freighter LLC and Airbus S.A.S.